Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Akumin Inc. of our report dated March 15, 2021 relating to the financial statements of Alliance Healthcare Services, Inc., which appears in Akumin Inc.’s Report on Form 6-K dated November 15, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 16, 2022